Exhibit (a)(11)
Screenshot of Print Confirmation (screenshots 1-2)
APOLLO GROUP INC,
EMAIL: stock options@apollogrp. edu
Print Confirmation
Name : ADMIN USER Employee ID : 123 Address ADDRESSI ADDRESS2 ADDRESS3 CITY CA Date : 6 12/2007 4:27:35 PH 12345 USA PST Your Apollo Group, Inc. Stock Options Tender Offer election has been recorded as follows: Fair Market! Value of Apollo Number of Group Class Total Option Shares A Common Exercise Number of Eligible for Stock on Amend Entire Original Option Price Per Exercisable Tender Offer Revised Revised Eligible Grant Date Number Share Shares Amendment Grant Date Grant Date Portion 2006 004571 $29.32 500 100 Jan 23, 2002 $29,41
2004
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Print Confirmation

Name : **ADMIN USER**

Employee ID : **123**

Address : **ADDRESS1 ADDRESS2 ADDRESS3 CITY CA 12345 USA**

Date : **6/12/2007 4:27:35 PM PST**

Your Apollo Group, Inc. Stock Options Tender Offer election has been recorded as follows:

Original Grant Date	Option Number	Exercise Price Per Share	Total Number of Exercisable Shares	Number of Option Shares Eligible for Tender Offer Amendment	Revised Grant Date	Fair Market Value of Apollo Group Class A Common Stock on Revised Grant Date	Amend Entire Eligible Portion?
Sep 21, 2001	001856	$23.33	1,000	500	Dec 31, 2001	$30.01	◉ Yes ○ No
Jan 02, 2002	004571	$29.32	500	100	Jan 23, 2002	$29.41	◉ Yes ○ No
Aug 06, 2004	009568	$71.25	250	10	Sep 23, 2004	$72.48	◉ Yes ○ No

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within one business day after your submission. If you do not receive a confirmation email within one business day after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to stockoptions@apollogrp.edu.

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